                                                                  EXHIBIT 99.3


                                                     FINANCIAL STATEMENTS
                                                     APRIL 30, 1997 AND 1996













                         BENEFITS ADMINISTRATION, INC.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
BENEFITS ADMINISTRATION, INC.
Chesapeake, Virginia


           We have audited the accompanying balance sheets of Benefits Administration, Inc. (a Florida corporation) as of April 30, 1997 and 1996, and the related statements of operations, accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Benefits Administration, Inc. as of April 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

           The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $561,760 during the year ended April 30, 1997, and, as of that date, had a working capital deficiency of $389,748, and a stockholders' equity deficit of $631,242. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. As described more fully in Note 7 to the financial statements, the Company's business plan contemplates the merger of companies complementing its current service structure, the creation of operating efficiencies through the consolidation of operations of the related companies, and a resultant significant decrease in operating expenses related to the acquired revenue streams. The Company's ability to achieve the foregoing elements of its business plan, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain.

/s/ Goodman & Company, L.L.P.

One Commercial Place
Norfolk, Virginia
October 16, 1997

BENEFITS ADMINISTRATION, INC.

BALANCE SHEETS

========================================================================================
APRIL 30,                                                         1997          1996
----------------------------------------------------------------------------------------
                                  ASSETS
CURRENT ASSETS
     Cash                                                       $   1,942      $  9,942
     Accounts  receivable - trade                                  17,201            --
     Notes receivable - officer                                     8,161         7,676
                                                                ---------      --------
            TOTAL CURRENT ASSETS                                   27,304        17,618
                                                                ---------      --------

FURNITURE AND EQUIPMENT
     Office furniture, fixtures and improvements                   68,602         1,094
     Computer software                                              5,879         4,000
                                                                ---------      --------
                                                                   74,481         5,094
     Less - accumulated depreciation and amortization              13,175           712
                                                                ---------      --------
                                                                   61,306         4,382
                                                                ---------      --------
                                                                $  88,610      $ 22,000
                                                                =========      ========

     LIABILITIES AND STOCKHOLDERS' EQUITY DEFICIT

CURRENT LIABILITIES
     Accounts payable - trade                                   $ 107,094      $ 18,600
     Accrued payroll and expenses                                   8,204        28,283
     Income taxes payable                                              --         4,599
     Notes payable                                                287,000        30,000
     Current portion of capital lease obligations                  14,754            --
                                                                ---------      --------
            TOTAL CURRENT LIABILITIES                             417,052        81,482
                                                                ---------      --------

CAPITAL LEASE OBLIGATIONS                                          17,800            --
SUBORDINATED CONVERTIBLE DEBT                                     150,000            --
INTERESTS IN FUTURE REVENUES                                      135,000        10,000
                                                                ---------      --------
            TOTAL OTHER LIABILITIES                               302,800        10,000
                                                                ---------      --------

STOCKHOLDERS' EQUITY DEFICIT
     Common stock ($1 par value, 100 shares
         authorized, issued and outstanding)                          100           100
     Accumulated deficit                                         (631,342)      (69,582)
                                                                ---------      --------
            TOTAL STOCKHOLDERS' EQUITY DEFICIT                   (631,242)      (69,482)
                                                                ---------      --------
                                                                $  88,610      $ 22,000
                                                                =========      ========


  The accompanying notes are an integral part of these financial statements.

BENEFITS ADMINISTRATION, INC.

STATEMENTS OF OPERATIONS

===============================================================================
YEARS ENDED APRIL 30,                                1997           1996
-------------------------------------------------------------------------------
REVENUE
     Revenue                                      $ 298,338      $ 297,018
     Less - returns                                  (4,955)        (6,475)
                                                  ---------      ---------
                                                    293,383        290,543
                                                  ---------      ---------

OPERATING EXPENSES
     Salaries                                       245,415        154,753
     Printing                                       240,229         31,413
     Postage and shipping                            82,939          4,664
     Rent                                            65,876         19,837
     Interest expense, net of interest income        36,475             --
     Taxes and licenses                              33,774          4,854
     Travel                                          26,369         19,804
     Provider benefits expense                       24,767         12,975
     Office supplies                                 24,065          5,826
     Telephone                                       23,529         25,906
     Legal and professional                          19,074         25,620
     Depreciation and amortization                   12,463            712
     Advertising                                      6,877         16,088
     Penalties                                        5,117             --
     Commissions                                      3,698          7,850
     Repairs and maintenance                          3,500             --
     Miscellaneous                                    2,216          1,138
     Equipment rental                                 1,939          2,359
     Insurance                                        1,420            341
     Employee training                                   --         20,012
                                                  ---------      ---------
                                                    859,742        354,152

LOSS BEFORE INCOME TAXES                           (566,359)       (63,609)

INCOME TAX BENEFIT (EXPENSE)                          4,599         (4,599)
                                                  ---------      ---------
NET LOSS                                           (561,760)       (68,208)

ACCUMULATED DEFECIT - BEGINNING OF PERIOD           (69,582)        (1,374)
                                                  ---------      ---------
ACCUMULATED DEFECIT - END OF PERIOD               $(631,342)     $ (69,582)
                                                  =========      =========





  The accompanying notes are an integral part of these financial statements.

BENEFITS ADMINISTRATION, INC.

STATEMENTS OF CASH FLOWS

==============================================================================================
YEARS ENDED APRIL 30,                                                  1997            1996
----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                        $(561,760)     $(68,208)
     Adjustments to reconcile to net cash
         provided by operating activities:
         Depreciation and amortization                                  12,463           712
         Changes in:
            Accounts receivable - trade                                (17,201)           --
            Accounts payable - trade                                    88,494        18,600
            Accrued payroll and expenses                               (20,079)       28,283
            Income taxes payable                                        (4,599)        4,599
                                                                     ---------      --------
                NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES      (502,682)      (16,014)
                                                                     ---------      --------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and equipment                                (69,387)       (4,000)
     Increase in notes receivable - officer                               (485)      (10,663)
                                                                     ---------      --------
                Net cash used by investing activities                  (69,872)      (14,663)
                                                                     ---------      --------
CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase in notes payable                                     257,000        30,000
     Net increase in capital lease obligations                          32,554            --
     Net increase in subordinated convertible debt                     150,000
     Net increase in interests in future revenue                       125,000        10,000
                                                                     ---------      --------
                NET CASH PROVIDED BY FINANCING ACTIVITIES              564,554        40,000
                                                                     ---------      --------
NET INCREASE (DECREASE) IN CASH                                         (8,000)        9,323

CASH AT BEGINNING OF YEAR                                                9,942           619
                                                                     ---------      --------
CASH AT END OF YEAR                                                  $   1,942      $  9,942
                                                                     =========      ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Cash paid during the year for interest                          $  29,073      $     --
                                                                     =========      ========
     Cash paid during the year for income taxes                      $      --      $     --
                                                                     =========      ========






   The accompanying notes are an integral part of these financial statements.

BENEFITS ADMINISTRATION, INC.

NOTES TO FINANCIAL STATEMENTS


APRIL 30, 1997 AND 1996
================================================================================

NOTE 1 - ORGANIZATION AND BUSINESS

         The Company was incorporated in Florida in January, 1992. The Company provides and administers comprehensive benefit programs for clients such as affinity groups, non-profit organizations and corporations, which in turn provide the programs to their members, who are the end users. The membership organization selects from among a variety of discounted products and services to be included in the privately labeled benefit program offered to its members (the "private label agreements"). The Company provides an information brochure and membership card to each member of the membership organization, who in turn, must activate the card to obtain the benefits. The membership organization and the Company share revenue on the members' usage of the benefits program. The Company currently has private label agreements with approximately 95 different membership organizations. Of the 95 private label agreements, full benefits packages and cards have been distributed to approximately 50 membership organizations, including the Academy of Florida Trial Lawyers, Choice Federal Credit Union, Florida Restaurant Association, Georgia State Employees Union AFL-CIO, Georgia State Troopers Association, Moose International and the North Carolina Republican Party.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH EQUIVALENTS

         For purposes of balance sheet classification and the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

         CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Company to concentration of credit risk as defined by FASB Statement No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, consist primarily of temporary cash investments and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables exists due to the limited number of Companies utilized to perform billing and collection functions on behalf of the Company. A mitigating factor, however, is the large number of customers comprising the Company's customer base and their wide geographic dispersion. As of April 30, 1997 and 1996, the Company had no significant concentrations of credit risk.

         ESTIMATES

         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and disclosure of contingent assets and liabilities for the reported periods. Actual results could differ from those estimates and assumptions.

                         (Notes continued on next page)

         REVENUE AND COST RECOGNITION

         The Company uses the accrual method for reporting revenue earned from usage of available benefits by members. Costs associated with developing and implementing available benefits under the private label agreements are expensed as incurred, as the recoverability of these costs in the near term is uncertain. Such costs include information brochures, membership cards, postage, and other mailing costs, and amounted to approximately $300,000 for the year ended April 30, 1997.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated using an accelerated method over lives as follows:

              Assets                                   Lives
              ------                               --------------
         Office furniture and fixtures             5 to 7   years
         Leasehold improvements                    39       years
         Computer software                         3        years

         Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale, or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and the related gain or loss is included in operations.

         BAD DEBTS

         The Company evaluates each of its accounts receivable individually and provides a charge to income, when appropriate in the opinion of management, to absorb probable credit losses.

         INCOME TAXES

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred income taxes would be recognized for the future tax return consequences of net operating loss carryforwards.


NOTE 3 - NOTES PAYABLE

         The Company has a revolving line of credit with MBNA America for $30,000 at an annual percentage rate of 6.9%. At April 30, 1997 and 1996, the balance due was $30,000 and $0, respectively.

         The Company also has a $227,000 promissory note payable to Hightec, Inc. Interest is payable monthly at 7 1/2% per annum. The full principal balance is due and payable on April 18, 1998

         As of April 30, 1997 and 1996, the Company has a $30,000 non-interest bearing promissory note payable to a minority stockholder.

                         (Notes continued on next page)

NOTE 4 - CAPITAL LEASE OBLIGATIONS

         CAPITAL LEASE OBLIGATIONS AT APRIL 30, 1997 AND 1996 CONSIST OF THE
FOLLOWING:

                                                                              1997          1996
                                                                         --------------  -----------
Capital lease with Metrolease, monthly installments of
          $603, including finance charges, final installment
          due November, 2000, collateralized by equipment.               $    8,419   $         -
Capital lease with Metrolease, monthly installments of
          $559, including finance charges, final installment due
          January, 2001, collateralized by equipment.                        16,556             -
Capital lease with Xerox Corporation, monthly installments
          of $198, including finance charges, final installment               4,198             -
          due July, 1999, collateralized by equipment.
Capital lease with Haynes Furniture Co., monthly installments of $500, including interest at 18%, final installment
          due October, 1997, collateralized by equipment.                     3,381             -
                                                                         ----------   -------------
                                                                             32,554             -
                                                                             14,754             -
                                                                         ----------   -------------
                                                                         $   17,800   $         -
                                                                         ==========   =============

         Maturities of long-term debt are as follows:

                     Year ending April 30,               Amount
                     --------------------             ---------
                            1998                      $  14,754
                            1999                          8,819
                            2000                          6,320
                            2001                          2,661
                            2002                             -
                                                      ---------
                                                      $  32,554
                                                      =========


NOTE 5 - INTERESTS IN FUTURE REVENUES

         Pursuant to certain exemptions from registering a securities offering with the Securities and Exchange Commission, the Company sold interests in future revenue, as an investment in an undivided interest in a designated portfolio of agreements. The total offering was for $1,000,000, and expired on February 10, 1997. As a result of the offering, the Company received $135,000. Pursuant to the investment contracts, the portfolio of applicable agreements shall have an aggregate number of plan members of no less than 250,000. The investors participate proportionally (ratio of their investment to the total offering) in the income received from the portfolio of agreements at fixed rates ranging from 10% to 20% per annum. Amounts accrued pursuant to these agreements amounted to $5,190 for the year ended April 30, 1997 and are included in interest expense.

                         (Notes continued on next page)

NOTE 6 - OTHER COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS

         The Company has entered into several compensation arrangements, whereby certain employees and independent contractors are paid based on percentages of revenues recognized on certain contracts with member organizations. The percentages range to 20% of applicable related revenues. During the years ended April 30, 1997 and 1996, compensation paid with respect to these arrangements was $3,698, and $7,850, respectively.

         On June 10, 1997, the Company entered into an agreement with Lawstar, Inc. Lawstar is a service organization engaged in the profession of marketing and providing certain legal plan products and services to groups and group members. The Company agreed to pay Lawstar a monthly rate which varies from $.20 to $.30 per month, based on the number of active members participating in the legal plan offered. Lawstar also agreed to pay the Company five percent (5%) of legal plan or product price for any "up-sale" of other legal plans to members of plans participating in this benefit. The initial term of this agreement began on August 1, 1997, and continues for two years unless terminated, as provided in the agreement. As the number of active members and the future access to related products and services cannot currently be predicted with any reasonable degree of accuracy, Management cannot estimate its rights and obligations under this agreement.

         On August 25, 1997, the Company entered into a license agreement with Hotel Express International (HEI). Pursuant to the terms of this license agreement, HEI granted the Company an exclusive license, and conveyed all rights, title, and interest to the Company of HEI's North American and South American operations, including HEI's name, trademarks, copyrights, permits, service marks, and any and all rights under any contract related thereto. The Company agreed to assume all operational management, control and administration of HEI's United States Program, and agreed to operate, administer, market, manage and service this program as of the effective date, as defined in the license agreement. The Company also agreed to pay all operational costs and expenses associated with the United States Program, and pay a royalty fee of thirty-six cents ($.36) per annum per active plan member. In addition, the Company agreed to pay HEI one dollar ($1.00) per year for every HEI program marketed by the Company to other members participating in other benefit programs. HEI agreed that the Company is entitled to receive any and all revenue generated by HEI operations as of the effective date, as defined in the license agreement. The license agreement is valid for five years and renewable for five additional years at future negotiated rates. As the number of active members and the future access to related products and services cannot be predicted with any reasonable degree of accuracy, Management cannot currently estimate it rights and obligations under this agreement. However, the Company agreed to make minimum royalty payments of $10,000 per month beginning December 1, 1997 through April 1, 1998. On May 1, 1998, the minimum royalty payment is increased to $20,000 per month.

         The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Company in connection with such claims and lawsuits, it is Management's opinion that the disposition of such claims and lawsuits will not have a material adverse effect on the financial position of the Company.


                         (Notes continued on next page)

NOTE 7 - MANAGEMENT PLANS AND OTHER SUBSEQUENT EVENTS

         Effective August 4, 1997 and pursuant to the terms and conditions of an Agreement and Plan of Exchange, Harbour Capital Corp. (Harbour) issued 2,386,210 restricted shares of its common stock to the stockholders of the Company, in exchange for all of the outstanding shares of the Company (the Harbour Share Exchange). Harbour is a public reporting company incorporated in Delaware, all of whose assets substantially consists of its investment in the Company. Also, as a result of the Harbour Share Exchange, the majority stockholder of the Company became the majority stockholder of Harbour, the Company became a wholly-owned subsidiary of Harbour, and management of the Company assumed managerial responsibilities with respect to Harbour (collectively referred to as Management). This acquisition will be accounted for the same as a reverse acquisition, except that no goodwill or other intangible will be recorded. In connection with the Harbour Share Exchange, the parties agreed that Harbour would, subject to shareholder approval, increase its authorized capital stock to 50,000,000 shares of common stock and complete a seven-for-one stock split. This stock split was effected on September 16, 1997. Also, in connection with the Harbour Share Exchange, Harbour entered into a registration rights agreement covering certain common stock purchase warrants owned by certain stockholders of Harbour (not stockholders of the Company). The agreement provides for the registration of these common stock purchase warrants, in connection with a public offering for cash proceeds payable in whole or in part to Harbour prior to July 31, 2000. Additionally, prior to July 31, 2000, the holders of the common stock purchase warrants have the right to demand that Harbour file a registration statement under the Securities Act of 1933 ( as amended) covering such warrants and underlying shares. According to the terms of the Harbour Share Exchange, Harbour is required to bear the cost of registration.

         Management believes the consummation of the Harbour Share Exchange provides the Company access to capital markets necessary to finance growth and to seek out certain key acquisitions where synergies exist. In that regard, on October 16, 1997, Management signed an Agreement and Plan of Exchange with Metro Telecommunication Services, Inc. (the Metro Share Exchange). Pursuant to the terms of the Metro Share Exchange, Harbour will issue shares valued, as defined in the agreement, at $765,695, in exchange for all of the issued and outstanding shares of capital stock of Metro Telecommunication Services, Inc. (Metro). The Metro Share Exchange agreement also calls for the satisfaction of certain Metro obligations prior to closing. The acquisition will be accounted for by the purchase method of accounting, whereby the difference between the fair value of net assets (assets less liabilities) acquired and the purchase price will create goodwill. Management is also currently negotiating two other share exchange transactions with companies that also complement its service delivery structure. These two share exchange transactions are in various stages of negotiations and, currently, a definitive acquisition agreement with respect to these potential acquisitions is not yet executed. Including Metro, two of the companies are telecommunication companies, and the third is a benefits card manufacturer and distributor. As the Company realizes its revenue primarily through telephone billings, Management believes the acquisition of the telecommunication companies, including Metro, will assist in securing the revenue stream provided by telephonic member access. As membership in client organization benefit programs are facilitated by a membership card, Management believes the acquisition of the third company should result in operating efficiencies in securing the production of cards. As Management intends to consolidate the operations of these companies, a significant decrease in operating expenses associated with revenue streams acquired from these companies is expected to result.



                         (Notes continued on next page)

         The Company has also received proceeds of $581,500 from several loans made subsequent to April 30, 1997. On May 15, 1997, the Company received $350,000 from its majority stockholder (currently the majority stockholder of Harbour), and agreed to repay the debt on demand with interest, at the applicable federal rate published from time to time by the Internal Revenue Service, commencing June 15, 1997. On September 5, 1997, the Company received $52,500 from Harbour, and agreed to repay the debt on demand with interest at eight (8%) per annum commencing October 1, 1997. In August, September and October of 1997, the Company received proceeds of $179,000 from several loans from the majority stockholder of Harbour (previously the majority stockholder of the Company), and agreed to repay the debt on demand with interest at eight (8%) per annum commencing one month from the date of the notes evidencing the debts (September 5, 1997 through November 1, 1997). Proceeds from these loans were used for working capital to fund operations.


         On June 12, 1997, the Company also received loan proceeds of $55,000 from Central Fidelity Bank, which were utilized to upgrade the Company's electronic data processing capabilities. Beginning July 12, 1997, monthly installments of $2,503, including interest at the Bank's prime rate, are due through June 12, 1999. The remaining unpaid principal is due and payable on June 12, 1999. The loan is collateralized by specific computer equipment.


NOTE 8 - INCOME TAXES

         INCOME TAX BENEFIT (EXPENSE) CONSISTS OF THE FOLLOWING:

                                                                             1997          1996
                                                                          ---------      --------
Current - federal                                                         $   3,242      $ (3,242)
Current - state                                                               1,357        (1,357)
                                                                          ---------      --------
                                                                              4,599        (4,599)
Deferred income tax expense on temporary
   differences                                                                  --            --
                                                                          ---------      --------
                                                                          $   4,599      $ (4,599)
                                                                          =========      ========

         The net current tax asset included the following components:


                                                                             1997          1996
                                                                          ---------      --------

Deferred tax asset                                                        $ 168,450      $ 16,000
Deferred tax liability                                                       (5,150)           --
                                                                          ---------      --------
Net asset                                                                   163,300        16,000
Less - valuation allowance                                                 (163,300)      (16,000)
                                                                          ---------      --------

                                                                          $     --       $    --
                                                                          =========      ========




                         (Notes continued on next page)

         The amount of federal income tax expense attributable to continuing operations differs from the amount of expense that would result from applying domestic statutory rates to pre-tax income from continuing operations primarily due to non-deductible operating expenses.

         A deferred income tax asset arises due to the future tax consequences of available net operating loss carryforwards totalling approximately $508,000, and deductible expenses which are included in accounts payable for financial reporting purposes, but are not included in cash-basis income tax returns. A deferred income tax liability is provided for temporary differences between the basis of accounts receivable for financial reporting and income tax purposes.


NOTE 9 - LEASE COMMITMENTS

         During 1996, the Company entered into a lease agreement to rent commercial office space. In July, 1997, the Company amended the original agreement and agreed to lease additional office space adjacent to the existing premises. Office rent expense for succeeding fiscal years is as follows:


                 Year Ended April 30,
           -----------------------------------
           1998                       $82,845
           1999                       $88,307
           2000                       $91,837
           2001                       $99,333
           2002                       $33,541


NOTE 10 - SUBORDINATED CONVERTIBLE DEBT

         On May 1, 1996, the Company issued $150,000 of subordinated convertible debt to a stockholder. Payments of interest are due quarterly at an annual rate of 13%. The entire principal balance is due on May 1, 1998, unless the holder elects to convert the instrument into an undivided proportional interest, as defined in the agreement; in future revenue from private label agreements. Pursuant to the agreement, conversion may occur at the discretion of the investor on May 1, 1997 or May 1, 1998. The election to convert the debt to an interest in future revenues was not made on May 1, 1997.

                                   * * * * *